UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 17, 2006, Saxon Capital, Inc. (“The Company”) announced that on April 18, 2006, it will commence a private placement offering of $150 million of senior notes due 2014. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The following preliminary summary information regarding the financial and operating results of the Company for the three months ended March 31, 2006 is based upon management’s estimates of our results for such period, which are under review and subject to change. Actual financial and operating results for the three months ended March 31, 2006 are not yet available. Our business is impacted by seasonality, with our production and delinquency levels typically being lower in the first quarter of the year.

We expect loan production for the three months ended March 31, 2006 to be $746.3 million, a decrease of 7% from the three months ended March 31, 2005 and a decrease of 18% from the three months ended December 31, 2005.

We expect the unpaid principal balance of our owned mortgage loan portfolio as of March 31, 2006 to be $6.5 billion, an increase of 8% from March 31, 2005 and an increase of 2% from December 31, 2005.

We expect the total unpaid principal balance of our mortgage servicing portfolio, including loans recorded on our consolidated balance sheet, as of March 31, 2006 to be $26.8 billion, an increase of 24% from March 31, 2005 and an increase of 8% from December 31, 2005.

We expect our net interest income for the three months ended March 31, 2006 to be between $34.5 million and $42.2 million, compared to $57.4 million for the three months ended March 31, 2005 and $40.5 million for the three months ended December 31, 2005.

We expect our net interest margin to be between 2.2% and 2.6% for the three months ended March 31, 2006, compared to 3.8% for the three months ended March 31, 2005 and 2.6% for the three months ended December 31, 2005. We calculate net interest margin as net interest income divided by our average interest earning assets over the relevant time. We expect our average interest earning assets as of March 31, 2006 to be $6.4 billion.

We expect derivatives gains for the three months ended March 31, 2006 to be between $9.5 million and $11.6 million, compared to $21.2 million for the three months ended March 31, 2005 and $6.4 million for the three months ended December 31 2005.

We expect our serious delinquencies (60 + days) on our owned mortgage loan portfolio for the three months ended March 31, 2006 to be between 4.6% and 5.6% compared to 5.7% for the three months ended March 31, 2005 and 6.9% for the three months ended December 31, 2005.

As of December 31, 2005 and March 31, 2006, we had committed facilities of $1.7 billion, of which $0.4 billion was outstanding on December 31, 2005 and $1.0 billion was outstanding on March 31, 2006.

We expect short-term interest rates to rise and competitive pressures to remain intense during 2006. In the first three months of 2006, such competitive pressure has resulted in continued pricing pressure.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release dated April 17, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 17, 2006	SAXON CAPITAL, INC. By: /s/Carrie J. Pettitt Carrie J. Pettitt Vice President and Controller

INDEX TO EXHIBITS

Exhibits

99.1	Press Release dated April 17, 2006.